                                  Exhibit 21

Office of the Corporate Secretary                                  December 1993
Amdahl Corporation

                        AMDAHL CORPORATION SUBSIDIARIES

JURISDICTION                     SUBSIDIARY
- -------------                    ----------
                                 DOMESTIC
                                 --------


California                       Amdahl Capital Corporation
California                       Amdahl Finance Corporation
California                       Amdahl International Corporation
California                       Amdahl International Sales Corporation
California                       Amdahl International Service Corporation
California                       Amdahl Investment Corporation
California                       Amdahl North Atlantic, Inc.
California                       Amdahl Pacific Basin Operations, Inc.
California                       Amsub Inc.
Delaware                         Amdahl Federal Service Corporation

                                 INTERNATIONAL
                                 -------------
Australia                        Amdahl Australia Pty., Ltd.
Australia                        Amdahl Import Pty., Ltd.
Australia                        Amdahl Pacific Services Pty., Ltd.
Australia                        Amdahl Superannuation (Australia) Pty., Ltd.
Austria                          Amdahl Computersysteme Gesellschaft mbH
Belgium                          Amdahl Belgium S.A.
Bermuda                          Amdahl Ireland Limited
Bermuda                          Amdahl Middle East Operations, Limited
Canada                           Amdahl Canada Limited
Denmark                          Amdahl Danmark Computer Systems A/S
France                           Amdahl France S.A.
Germany                          Amdahl Deutschland GmbH
Guam                             Amdahl Foreign Sales Corporation
Ireland                          Amdahl Ireland Limited
Italy                            Amdahl Italia S.p.A.
Netherlands                      Amdahl Lease B.V.
Netherlands                      Amdahl Nederland B.V.
Netherlands Antilles             Amdahl Overseas Capital Corporation N.V.
Norway                           Amdahl Norge A/S
Switzerland                      Amdahl (Schweiz) AG
United Kingdom                   Amdahl Communications Systems Limited
United Kingdom                   Amdahl International Management Services
                                 Limited
United Kingdom                   Amdahl (U.K.) Limited